UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2012

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement

On March 1, 2012, pursuant to the Contribution Agreement between Global Partners LP (the “Partnership”) and AE Holdings Corp. (“AEHC”) dated November 21, 2011 as filed with the Current Report on Form 8-K on November 23, 2011 (the “Contribution Agreement”), the Partnership acquired from AEHC 100% of the outstanding membership interests in Alliance Energy LLC (“Alliance”). In consideration, the Partnership issued to AEHC 5,850,000 common units representing limited partner interests in the Partnership and assumed long-term debt of Alliance, subject to post-closing adjustments, of approximately $180.0 million. Alliance’s portfolio includes approximately 540 gasoline stations located throughout New England, New York, New Jersey and Pennsylvania, of which Alliance owns or has long-term leases on approximately 253 sites and has supply contracts for the remaining sites. The terms of the transaction were unanimously approved by the Board of Directors of Global GP LLC (the “Board”), based on unanimous approval and recommendation of the Board’s conflicts committee, which is composed entirely of independent directors.

In connection with the transaction, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) dated March 1, 2012 with AEHC.  Pursuant to the Registration Rights Agreement, the Partnership is required to, upon the request of AEHC or another affiliate of Global GP LLC, the general partner of the Partnership (the “General Partner”), file up to two registration statements to register the securities held by AEHC or such other affiliate of the General Partner.  The Registration Rights Agreement supplements the existing registration rights held by the General Partner and its affiliates under the Partnership’s Third Amended and Restated Agreement of Limited Partnership.

In addition, in connection with the transaction, the Partnership entered into a Business Opportunity Agreement (the “Business Opportunity Agreement”) dated March 1, 2012 with Alfred A. Slifka and Richard Slifka.  The Business Opportunity Agreement provides that each of Alfred A. Slifka and Richard Slifka, who are directors of the Board and own a majority interest in and control the General Partner, are prohibited from engaging in, and will cause their affiliates (other than the Partnership and its subsidiaries) not to engage in, the lines of business that the Partnership and its subsidiaries currently engage in, including (x) wholesale marketing, retail marketing, sale, distribution and transportation (other than transportation by truck) of refined petroleum products, crude oil, natural gas, ethanol, propane or biofuels; (y) the storage of refined petroleum products, crude oil, natural gas, ethanol, propane, biofuels or asphalt in connection with any of the activities described in (x) above; and (z) such other activities in which the Partnership and its subsidiaries or any of their businesses are engaged or are planning to become engaged, unless, in each case, the Partnership had been previously offered the opportunity to pursue such activity and had elected not to do so.

AEHC is approximately 95% owned by members of the Slifka family, including Alfred A. Slifka, Richard Slifka, Eric Slifka and Andrew Slifka.

The Partnership has been a party to a shared services agreement with Alliance pursuant to which the Partnership provided Alliance with certain accounting, treasury, legal, information technology, human resources and financial operations support for which Alliance paid the Partnership an amount based upon the cost associated with the provision of such services.  Alliance also provided the Partnership with certain support services for which the Partnership paid a fee based on an agreed assessment of the cost associated with the provision of such services.  Under the shared services agreement, certain of the Partnership’s directors and executive officers would spend a portion of their time providing services to Alliance.  In addition, in connection with the Partnership’s acquisition in 2010 of retail gas stations and supply rights (collectively, the “Facilities”) from ExxonMobil, certain of the Partnership’s operating subsidiaries have been parties to facilities management agreements with Alliance.  The shared services agreement and the facilities management agreements have been terminated. Also in connection with the acquisition of the Facilities, Global Companies LLC, an operating subsidiary of the Partnership, and ExxonMobil entered into an Assignment and Branded Wholesaler PMPA Franchise Agreements pursuant to which ExxonMobil assigned its existing Branded Wholesaler PMPA Franchise Agreement (the “Franchise Agreement”) with Alliance to Global Companies LLC.  Global Companies LLC and Alliance also entered into an Amended and Restated Distributor PMPA Franchise Agreement (the “New Franchise Agreement”) amending and restating the Franchise Agreement, pursuant to which Alliance will purchase all of its Mobil-branded fuel from Global Companies LLC for a term of seven years.  Simultaneously with the New Franchise Agreement, Global Companies LLC and Alliance entered into a Volume Incentive Program Agreement, pursuant to which Alliance will receive a per gallon rebate on all Mobil-branded fuel purchased from Global Companies LLC pursuant to the New Franchise Agreement.  The disclosure contained in this Item 1.01 does not purport to be a complete description of the Registration Rights Agreement or the Business Opportunity Agreement and is qualified in its entirety in each case by reference to the Registration Rights Agreement and the Business Opportunity Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, hereto and are incorporated by reference into this Item 1.01.

Item 2.01.                              Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 above and in the Partnership’s Current Report on Form 8-K filed on November 23, 2011 under Item 1.01. “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Any financial statements and pro forma financial information that may be required to be filed as exhibits to this Current Report on Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the Securities and Exchange Commission (“SEC”).

Item 3.02.                              Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.  The issuance of the 5,850,000 common units to AEHC pursuant to the Contribution Agreement is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8.01.                              Other Events

In connection with the closing of the transactions contemplated by the Contribution Agreement, the General Partner entered into an employment agreement (the “Employment Agreement”) with Andrew Slifka.  Pursuant to the Employment Agreement, Mr. Slifka serves as Executive Vice President of the General Partner and as the President of the Partnership’s Alliance Gasoline Division.  Mr. Slifka’s compensation and benefits include the following: (1) an annual base salary of $425,000, subject to such annual increase, if any, as the compensation committee (the “Compensation Committee”) of the Board may approve; (ii) participation in the Partnership’s annual short-term cash incentive plan; (iii) eligibility to participate in any long-term equity incentive plans; and (iv) such discretionary bonuses as the Compensation Committee may from time to time approve.  Mr. Slifka is also entitled to participate in such other benefit plans and programs as the General Partner may provide for its employees in general.  In addition, the Partnership expects that Mr. Slifka will be appointed to the Board in the second quarter of 2012.

The disclosure contained in this Item 8.01 does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated by reference into this Item 8.01.

Item 9.01.                              Financial Statements and Exhibits

(a)               Financial statements of businesses acquired.

Any financial statements that may be required to be filed as an exhibit to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.

(b)               Pro forma financial information.

Any pro forma financial information that may be required to be filed as an exhibit to this Form 8-K will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date that this Form 8-K must be filed with the SEC.

(d)	Exhibit

4.1	Registration Rights Agreement, dated March 1, 2012, by and among Global Partners LP and AE Holdings Corp.

10.1	Business Opportunity Agreement, dated March 1, 2012, by and among Alfred A. Slifka, Richard Slifka and Global Partners LP

10.2	Employment Agreement dated March 1, 2012, by and between Global GP LLC and Andrew P. Slifka

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: March 7, 2012		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated March 1, 2012, by and among Global Partners LP and AE Holdings Corp.

10.1	Business Opportunity Agreement, dated March 1, 2012, by and among Alfred A. Slifka, Richard Slifka and Global Partners LP

10.2	Employment Agreement dated March 1, 2012, by and between Global GP LLC and Andrew P. Slifka